EXHIBIT 99.1

Audited financial statements of DII, Inc. for
the years ended December 31, 2008 and 2007 and Unaudited financial statements for the interim period ended June 30, 2009

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	June 30,	December 31,
	2009	2008	*
	(Unaudited)

Assets:
Current Assets:
Accounts Receivable – Net	$329,549	$713,194
Inventory	1,458,836	1,326,989
Prepaid Expenses	2,899	39,138

Total Current Assets	1,791,284	2,079,321

Property and Equipment – Net	180,146	160,983

Other Assets:
Investment in Unconsolidated Affiliate	5,000	5,000

Total Assets	$1,976,430	$2,245,304

*Derived from audited financial statements for the year ended December 31, 2008 (See Form 10-K Annual Report filed on March 26, 2009 with the Securities and Exchange Commission).

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	June 30,	December 31,
	2009	2008	*
	(Unaudited)

Liabilities and Stockholders' (Deficit) Equity:
Current Liabilities:
Cash Overdraft	$26,925	$7,345
Accounts Payable and Accrued Expenses	434,144	446,892
Bank Lines of Credit – Net	922,858	910,449
Current Maturities of Notes Payable	80,335	82,015
Current Maturities of Capital Leases	21,343	23,402
Advances from Stockholder – Net	407,566	394,532
Sales Returns and Allowances Reserve	68,920	132,353

Total Current Liabilities	1,962,091	1,996,988

Long-Term Liabilities
Notes Payable	138,542	97,270
Capital Leases	28,619	39,092

Total Long-Term Liabilities	167,161	136,362

Commitments and Contingencies	--	--

Stockholders' (Deficit) Equity
Common Stock - $.001 Par Value, 25,000,000 Shares Authorized, 11,813,100 and 11,643,100 Shares Issued and Outstanding as of June 30, 2009 and December 31, 2008, respectively	11,814	11,643
Additional Paid-In Capital	1,653,535	1,599,707
Accumulated Deficit	(1,818,171)	(1,499,396)

Total Stockholders' (Deficit) Equity	(152,822)	111,954

Total Liabilities and Stockholders' (Deficit) Equity	$1,976,430	$2,245,304

*Derived from audited financial statements for the year ended December 31, 2008 (See Form 10-K Annual Report filed on March 26, 2009 with the Securities and Exchange Commission).

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Sales – Net	$263,581	$362,719	$454,307	$642,883

Cost of Sales	181,422	167,016	361,694	302,129

Gross Profit	82,159	195,703	92,613	340,754

Selling Expenses	82,002	80,741	130,272	143,765

General and Administrative Expenses
Share-Based Compensation	5,000	83,750	10,000	267,500
Common Stock Issued for Professional Services	2,000	100,000	44,000	250,000
Other	84,788	140,633	180,547	278,571

Total General and Administrative expenses	91,788	324,383	234,547	796,071

Total Operating Expenses	173,790	405,124	364,819	939,836

Loss from Operations	(91,631)	(209,421)	(272,206)	(599,082)

Other Income [Expense]
Interest Expense	(24,128)	(23,103)	(45,647)	(56,249)
Other Income	--	829	1,158	1,369

Total Other Income [Expense]	(24,128)	(22,274)	(44,489)	(54.880)

Loss Before Income Tax Provision [Benefit]	(115,759)	(231,695)	(316,695)	(653,962)

Income Tax Provision [Benefit]	1,560	(106,898)	2,080	(168,446)

Net Loss	$(117,319)	$(124,797)	$(318,775)	$(485,516)

Net Loss Per Common Share - Basic and Diluted	$ (0.01)	$ (0.01)	$ (0.03)	$ (0.04)

Weighted Average Common Shares Outstanding - Basic and Diluted	11,813,100	11,344,199	11,779,564	13,249,460

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2009	2008

Operating Activities
Net Loss	$(318,775)	$(485,516)
Adjustments to Reconcile Net Loss
to Net Cash (Used in) Operating Activities:
Sales Returns and Allowances Reserve	(63,432)	9,672
Depreciation and Amortization	31,902	30,866
Share-Based Compensation	10,000	267,500
Services Rendered for Common Stock	44,000	250,000
Amortization of Deferred Compensation	--	14,307
Deferred Tax Benefit	--	(171,375)
Allowance for Doubtful Accounts	6,000	--

Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	377,645	76,096
Inventory	(131,847)	(36,553)
Prepaid Expenses	36,238	23,338
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	(12,747)	(155,846)
Total Adjustments	297,759	308,005

Net Cash (Used in) Operating Activities	(21,016)	(177,511)

Investing Activities:
Capital Expenditures	(51,065)	--

Financing Activities:
Change in Cash Overdraft	19,580	109,451
Advances from Bank Lines of Credit – Net	12,409	38,237
Proceeds from Note Payable	100,000	--
Repayments of Notes Payable	(60,408)	(53,489)
Advances from Stockholder – Net	13,032	92,361
Repayments of Capital Leases	(12,532)	(9,249)
Proceeds from Private Placements of Common Stock	-	200

Net Cash Provided by Financing Activities	72,081	177,511

Net Change in Cash	--	--

Cash - Beginning of Period	--	--

Cash - End of Period	$--	$--

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2009	2008

Supplemental Disclosures of Cash Flow Information:
Cash Paid during the years for:
Interest	$38,000	$59,000
Income Taxes	$2,000	$4,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
During the first six months of 2008, the Company issued 200,000 shares of common stock to vendors as full settlement for accounts payable balances amounting to $200,000. These shares were issued as consideration for payment of accounts payable balances and pre-payments for services to be rendered.

See Notes to Financial Statements.

[1] Nature of Operations, Basis of Presentation and Business Continuity

Nature of Operations - Diamond Information Institute Inc. d/b/a Designs by Bergio [the "Company"] is engaged in the product design, manufacturing, distribution of fine jewelry throughout the United States and is headquartered from its corporate office in Fairfield, New Jersey.  Based on the nature of operations, the Company's sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

Basis of Presentation - Our accounting policies are set forth in Note 2 of our audited financial statements included in the Diamond Information Institute, Inc. 2008 Form 10-K.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Form 10-Q. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of June 30, 2009 and the results of operations for the three and six months ended June 30, 2009 and 2008 and cash flows for the six months ended June 30, 2009 and 2008. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the full year.

The Company has evaluated all subsequent events through August 17, 2009, the date of filing of these unaudited financial statements.

Business Continuity - As shown in the accompanying financial statements, the Company has incurred recurring losses from operations and continues to sustain cash flow deficits.  As of June 30, 2009, the Company’s current liabilities exceeded its current assets by approximately $171,000 while, its total liabilities exceeded its total assets by $153,000. Further, through the six months ended June 30, 2009, the Company incurred a net loss from operations of approximately $319,000 and a cash flow deficit from current operations of approximately $21,000.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s management has instituted a cost reduction program that included a reduction in labor and payroll taxes, promotional expenses and professional services. In addition, management believes these factors, along with the issuance of additional equity offerings as a form of financing, will contribute toward achieving profitability and sustaining working capital needs. However, there can be no assurance that the Company will be successful in achieving these objectives.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

[2] Recently Issued Accounting Standards

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss. This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the six months ended June 30, 2009.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

[3] Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands the disclosure requirements regarding fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities as well as for non-financial assets and liabilities that are recognized or disclosed at fair value on a recurring basis in the financial statements. In accordance with FSP No. 157-2, Effective Date of FASB Statement
No. 157 (FSP 157-2), for all other non-financial assets and liabilities, SFAS 157 is effective for fiscal years beginning after November 15, 2008. In October 2008, the FASB issued FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active (FSP 157-3), that clarifies the application of SFAS 157 for financial assets in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.

On January 1, 2009, in accordance with FSP 157-2, we adopted the provisions of SFAS 157 on a prospective basis for our non-financial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis. SFAS 157 requires that we determine the fair value of financial and non-financial assets and liabilities using the fair value hierarchy established in SFAS 157 and describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 inputs which include quoted prices in active markets for identical assets or liabilities;

Level 2 inputs which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and

Level 3 inputs which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability.  Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

The adoption of SFAS 157 had no effect on our net income for the six months ended June 30, 2009 and 2008 as the Company has no assets or liabilities classified as financial assets or liabilities as defined in accordance with SFAS 157.

In addition, the adoption of SFAS 157 for our non-financial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis had no effect on our net income for the six months ended June 30, 2009.

[4] Notes Payable

	June 30,	December 31,
	2009	2008
	(Unaudited)
Notes payable due in equal monthly installments, over 36 months, maturing through May 2009 at interest rates of 7.25%. The notes are collateralized by the assets of the Company.	$--	$20,965

Notes payable due in equal monthly installments, over 60 months, maturing through May 2011 at interest rates of 7.60%. The notes are collateralized by the assets of the Company.	127,518	158,320

Notes payable due in equal monthly installments, over 60 months, maturing through December 2013 at interest rates of 9.47%. The notes are collateralized by the assets of the Company.	91,359	--

Total	218,877	179,285
Less: Current Maturities Included in Current Liabilities	80,335	82,015

Total Long-Term Portion of Debt	$138,542	$97,270

As of June 30, 2009, maturities of long-term debt are as follows:

2010	$ 80,335
2011	82,894
2012	20,645
2013	22,762
2014	12,241

Total	$ 218,877

[5] Bank Lines of Credit

A summary of these credit facilities is as follows:

	June 30,	December 31,
	2009	2008
	(Unaudited)
Credit Line of $700,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At June 30, 2009 and December 31, 2008, the interest rate was 4.00%. The Credit Line renews annually in May and is collateralized by the assets of the Company.  The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.
	$ 699,999	$ 699,999

Credit Line of $55,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At June 30, 2009 and December 31, 2008, the interest rate was 4.00% . The Credit Line renews annually in July 2009 and is collateralized by the assets of the Company. The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.	44,844	45,793

Various unsecured Credit Cards of $188,200 and $178,700, minimum payment of principal and interest are due monthly at the credit card's annual interest rate. At June 30, 2009 and December 31, 2008, the interest rates ranged from 3.99% to 24.90% and 4.74% to 13.99%, respectively.	178,015	164,656

Total Bank Lines of Credit	$ 922,858	$ 910,449

The Company's CEO and majority shareholder also serves as a guarantor of the Company's debt. The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.

The Company had approximately $10,000 and $9,000 available under the various credit facilities (not including credit cards) at June 30, 2009 and December 31, 2008, respectively.

[6] Equipment Held Under Capital Leases

The Company's equipment held under the capital lease obligations is summarized as follows:

	June 30,	December 31,
	2009	2008
	(Unaudited)
Showroom Equipment	$96,000	$96,000
Less: Accumulated Amortization	45,333	35,733
Equipment Held under Capitalized Lease Obligations - Net	$50,667	$60,267

[6] Equipment Held Under Capital Leases [Continued]

Amortization related to the equipment held under capital leases for the three months ended June 30, 2009 and 2008 and the six months ended June 30, 2009 and 2008 amounted to approximately $5,000, $5,000, $10,000, and $10,000, respectively.

As of June 30, 2009, the future minimum lease payments under the capital leases are as follows:

2010	$26,432
2011	26,432
2012	4,188

Total	57,052
Less: Amount Representing Imputed Interest	7,090

Present Value of Net Minimum Capital Lease Payments	49,962
Less: Current Portion of Capitalized Lease Obligations	21,343

Non Current Portion of Capitalized Lease Obligations	$28,619

Interest expense related to capital leases for the three months ended June 30, 2009 and 2008 and six months ended June 30, 2009 and 2008 amounted to approximately $1,000, $2,000, $3,000, and $4,000, respectively.

[7] Income Taxes

The income tax provision [benefit] is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current:
Federal	$--	$--	$--	$--
State	1,560	(1,735)	2,080	2,931

Totals	1,560	(1,735)	2,080	2,931

Deferred:
Federal	--	(70,717)	--	(130,201)
State	--	(34,446)	--	(41,176)

Totals	--	(105,163)	--	(171,377)

Totals	$1,560	$(106,898)	$2,080	$(168,446)

[7] Income Taxes [Continued]

Deferred income tax assets [liabilities] are as follows:

	June 30,	December 31,
	2009	2008
	(Unaudited)
Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$ 671,771	$ 590,514
Allowance for Doubtful Accounts	34,511	32,115
Allowance for Sales Returns	27,527	52,862
Totals	733,809	675,491

Deferred Income Tax Liabilities:
Property and Equipment	$ (24,775)	$ (25,546)
Election to Change from Cash to Accrual Basis of Income Tax Accounting	(312,398)	(374,879)
Totals	(337,173)	(400,425)
Gross Deferred Tax Asset	396,636	275,066

Valuation Allowance for Deferred Taxes	(396,636)	(275,066)
Net Deferred Tax Asset [Liability]	$ --	$ --

Effective with the 2008 tax year, management voluntarily elected a change in its method of tax accounting to the accrual basis as required by Section 481 of the Internal Revenue Code (the "IRC").  In management's opinion, based on provisions of the IRC, a voluntary election to the accrual basis of tax reporting should not subject the Company to tax examinations for previous years that income tax returns have been filed and prompt an uncertain tax position in accordance with the Financial Accounting Standards Board Interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes.  As a result, no contingent liability has been recorded for the anticipated change in tax reporting.  Further, the resulting tax liability from the change in tax accounting method will be reduced by operating losses previously incurred.

At December 31, 2008, the Company had approximately $1,482,000 of federal net operating tax loss carryforwards expiring at various dates through 2028.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company's ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.

[8] Stockholders' (Deficit) Equity

Articles of Incorporation Amendment and Stock Split - The Company's Certificate of Incorporation, as amended, authorizes the issuance of up to 25,000,000 shares of common stock at a par value of $.001 per share.  Over the course of 2007, the Company's Board of Directors ratified two forward stock splits. The first stock split, for 1.725 to 1 and the second for 10,000 to 1.

This resulted in common stock outstanding increasing from 1,000 to 17,250,000 which were all owned by the Company's founder and CEO. The per share data for all periods presented has been retroactively adjusted due to each of the stock splits.

Subsequent to the forward stock splits, the Company's founder and CEO transferred a total of 2,250,000 shares to the Company's President and an Advisory Panel member.  Upon resignation of the Company’s President and Advisory Panel Member in late 2007, the Company cancelled 2,200,000 of the shares previously issued to those individuals along with, 5,000,000 shares held by the CEO and principal stockholder.  These shares were cancelled in February 2008.

The share and per share data for all periods presented has been retroactively adjusted to reflect the stock splits.

Debt Conversions - In April 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 100,000 shares of common stock at $1 per share to a vendor as full satisfaction for accounts payable previously due and future services to be rendered.  Of the total $100,000 of common stock issued, $55,000 was to satisfy previous account payable balances and $45,000 was issued as consideration for future services to be rendered and was  reflected in the Deferred Compensation caption of the Stockholders' Equity section of the Balance Sheet, of which approximately $14,000 was expensed in 2008. The shares have a one year restriction from sale or offering.

Restricted Share Issuances - In January 2008, two Advisory Panel members and a Board of Director member received restricted common stock for services to be rendered throughout 2008.  The two Advisory Panel members received 50,000 and 100,000 shares, respectively, with a fair value of $1.00 per share or $150,000 while the Board of Director member received 50,000 shares with a fair value of $1.00 per share or $50,000.  The share-based compensation expense for the three months ended June 30, 2009 and 2008 and the six months ended June 30, 2009 and 2008 amounted to $0, $25,000, $0 and $150,000, respectively.

Also in January 2008, the Company issued 117,500 shares of restricted common stock with a fair value of $1.00 per share or $117,500 to employees.  Shares issued in connection with the Board of Director consent, were dispersed ratably over the first two quarters of 2008 as authorized in the consent. The Share-based Compensation expense for the three months ended June 30, 200 2008 and the six months ended June 30, 2008 amounted to $58,750 and $117,500, respectively.

[8] Stockholders' (Deficit) Equity [Continued]

Additionally, in January and February 2008, the Company sold 600 shares of common stock at $1.00 per share to individual investees.

For the year ended December 31, 2008, the Company issued to its SEC counsel, 450,000 shares of restricted common stock with a fair value of $1.00 per share or $450,000 for services in connection with the effective filing of Form S-1 with the SEC.
In January 2009, the Company agreed to issue its SEC counsel, 100,000 shares of restricted common stock with a fair value of $0.40 per share or $40,000 for services in connection with the effective filing of Form 15c-211 and submittal to FINRA through a market maker. The Share-Based Compensation expense for the three and six months ended June 30, 2009 amounted to  $40,000.

In February 2009, the Company issued to its CEO 50,000 shares of restricted common stock with a fair value of $0.40 per share or $20,000 for services as a Board of Directors member throughout 2009.  The Share-based Compensation expense for the three and six months ended June 30, 2009 and 2009 amounted to $5,000 and $10,000, respectively.

In February 2009, the Company to issue its SEC counsel 20,000 shares of restricted common stock with a fair value of $0.40 per share or $8,000 for legal services to be provided for the Company’s SEC filings for the 2009 reporting year.  The common stock issued for professional services expense for the three and six months ended June 30, 2009 and 2009 amounted to $2,000 and $4,000, respectively.

[9] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company's cash flow needs.  At June 30, 2009 and December 31, 2008, $407,566 and $394,532, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 3.45% and 4.99% at June 30, 2009 and December 31, 2008, respectively.  No terms for repayment have been established.  As a result, the amount is classified as a Current Liability.

During 2009, the Company obtained a $100,000 note payable to payoff an Advisory Panel member for IT implementation services.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
   Diamond Information Institute, Inc.
   Fairfield, New Jersey

We have audited the accompanying balance sheets of Diamond Information Institute, Inc. as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Information Institute, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Diamond Information Institute, Inc.'s internal control over financial reporting as of December 31, 2008, included in the accompanying Management’s Report on Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
March 23, 2009

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	December 31,
	2008	2007

Assets:
Current Assets:
Accounts Receivable - Net	$ 713,194	$ 692,619
Inventory	1,326,989	1,333,752
Prepaid Expenses	39,138	48,618

Total Current Assets	2,079,321	2,074,989

Property and Equipment – Net	160,983	222,715

Other Assets:
Investment in Unconsolidated Affiliate	5,000	5,000

Total Assets	$2,245,304	$2,302,704

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	December 31,
	2008	2007

Liabilities and Stockholders' Equity:
Current Liabilities:
Cash Overdraft	$ 7,345	$ 48,144
Accounts Payable and Accrued Expenses	446,892	389,798
Bank Lines of Credit – Net	910,449	853,621
Current Maturities of Notes Payable	82,015	110,088
Current Maturities of Capital Leases	23,402	19,060
Advances from Stockholder – Net	394,532	90,289
Sales Returns and Allowances Reserve	132,353	24,726
Deferred Tax Liability	--	13,812

Total Current Liabilities	1,996,988	1,549,538

Long-Term Liabilities
Notes Payable	97,270	177,167
Capital Leases	39,092	60,924
Deferred Tax Liability	--	78,672

Total Long-Term Liabilities	136,362	316,763

Commitments and Contingencies	--	--

Stockholders' Equity
Common Stock - $.001 Par Value, 25,000,000 Shares Authorized, 11,643,100 and 18,075,000 Shares Issued and Outstanding as of December 31, 2008 and December 31, 2007, respectively	11,643	18,075
Additional Paid-In Capital	1,599,707	825,175
Accumulated Deficit	(1,499,396)	(392,540)
Deferred Compensation	--	(14,307)

Total Stockholders' Equity	111,954	436,403

Total Liabilities and Stockholders' Equity	$ 2,245,304	$2,302,704

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007

Sales - Net	$1,385,620	$1,296,585

Cost of Sales (See Note 2)	847,976	1,226,561

Gross Profit	537,644	70,024

Selling Expenses	368,664	392,793

General and Administrative Expenses

Share-Based Compensation	317,500	150,000

Common Stock Issued for Professional Services	450,000	--

Other	495,123	945,549

Total General and Administrative expenses	1,262,623	1,095,549

Total Operating Expenses	1,631,287	1,488,342

Loss from Operations	(1,093,643)	(1,418,318)

Other Income [Expense]

Interest Expense	(103,715)	(121,318)

Other Income	1,369	36,014

Total Other Income [Expense]	(102,346)	(85,304)

Loss Before Income Tax Benefit	(1,195,989)	(1,503,622)

Income Tax Benefit	(89,133)	(331,642)

Net Loss	$(1,106,856)	$(1,171,980)

Net Loss Per Common Share - Basic and Diluted	$ (0.09)	$ (0.07)

Weighted Average Common Shares Outstanding – Basic and Diluted	12,405,723	17,790,890

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

				Retained
			Additional	Earnings		Total
	Common Stock		Paid-In	[Accumulated	Deferred	Stockholders'
Description	Shares	Par Value	Capital	Deficit]	Compensation	Equity

Balance as of January 1, 2007	17,250,000	$ 17,250	$ 1,000	$ 779,440		$ 797,690

Private placement offering of common stock	425,000	425	424,575	-	-	425,000

Shared-based compensation	150,000	150	149,850	-	-	150,000

Issuance of common stock for previously rendered
services or those to be performed	250,000	250	249,750	-	(44,307)	205,693

Amortization of deferred compensation in connection
with services rendered	-	-	-	-	30,000	30,000

Net [Loss]	-	-	-	(1,171,980)	-	(1,171,980)

Balance as of December 31, 2007	18,075,000	18,075	825,175	(392,540)	(14,307)	436,403

Cancellation of common stock outstanding	(7,200,000)	(7,200)	7,200	-	-	-

Shared-based compensation	317,500	317	317,183	-	-	317,500

Amortization of deferred compensation in connection
with services rendered	-	-	-	-	14,307	14,307

Issuance of common stock for professional
services rendered	450,000	450	449,550	-	-	450,000

Private placement offering of common stock	600	1	599	-	-	600

Net [Loss]	-	-	-	(1,106,856)	-	(1,106,856)

Balance as of December 31, 2008	11,643,100	$ 11,643	$ 1,599,707	$ (1,499,396)	$ -	$ 111,954

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007

Operating Activities
Net Loss	$(1,106,856)	$(1,171,980)
Adjustments to Reconcile Net Loss
to Net Cash Used in Operating Activities:
Sales Returns and Allowance Reserve	107,627	(17,450)
Depreciation and Amortization	61,732	55,020
Share-Based Compensation	317,500	150,000
Services Rendered for Common Stock	450,000	--
Amortization of Deferred Compensation	14,307	30,000
Deferred Tax Benefit	(92,484)	(275,126)
Allowance for Doubtful Accounts	80,407	(36,250)

Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	(100,982)	466,234
Inventory	6,763	272
Prepaid Expenses	9,481	(6,425)
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	57,094	183,067
Total Adjustments	911,445	549,342

Net Cash Used in Operating Activities	(195,411)	(622,638)

Investing Activities:
Capital Expenditures	--	(51,542)

Financing Activities:
[Decrease] Increase in Cash Overdraft	(40,800)	48,144
Advances under Bank Lines of Credit - Net	56,828	204,488
Repayments of Notes Payable	(107,970)	(99,678)
Advances from Stockholder - Net	304,243	65,209
Repayments of Capital Leases	(17,490)	(11,450)
Proceeds from Private Placements of Common Stock	600	425,000

Net Cash Provided by Financing Activities	195,411	631,713

Net (Decrease) in Cash	--	(42,467)

Cash - Beginning of Years	--	42,467

Cash - End of Years	$ --	$ --

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007

Supplemental Disclosures of Cash Flow Information:
Cash Paid during the years for:
Interest	$ 101,000	$ 119,000
Income Taxes	$ 4,000	$ 2,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
During 2008 and 2007, the Company issued 200,000 and 250,000 shares of common stock to vendors as full settlement for accounts payable balances amounting to $200,000 and $250,000, respectively. These shares were issued as consideration for payment of accounts payable balances and pre-payments for services to be rendered.

During 2007 the Company entered into certain capital leases for the purchase of equipment having an aggregate net present value of $40,000.

See Notes to Financial Statements.

[1] Nature of Operations and Basis of Presentation

Nature of Operations - Diamond Information Institute Inc. d/b/a Designs by Bergio [the "Company"] is engaged in the product design, manufacturing, distribution of fine jewelry throughout the United States and is headquartered from its corporate office in Fairfield, New Jersey.  Based on the nature of operations, the Company's sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

Basis of Presentation and Liquidity- The accompanying financial statements have been prepared on a going-concern basis, which contemplates the continuation of operations, realization of assets, and liquidation of liabilities in the ordinary course of business. For the year ending December 31, 2008, the Company generated a net loss of approximately $1.1 million. As of December 31, 2008, the Company has funded its working capital requirements primarily through revenue earned, a private placement equity offering and periodic advances from its CEO and principal stockholder.  Management intends to fund future operations through further expansion in its marketplace as well as additional equity offerings.

There can be no assurance that the Company will be successful in obtaining financing at the level needed for long-term operations or on terms acceptable to the Company. In addition, there can be no assurance, assuming the Company is successful in expanding commercialization of its product, realizing revenues and obtaining new equity offerings, that the Company will achieve profitability or positive operating cash flow. The Company is incurring significant losses, which give rise to questions about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

[2] Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized upon the shipment of products to customers with the price to the buyer being fixed and determinable and collectability reasonably assured.  The Company maintains a reserve for potential product returns based on historical experience.

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased.  The Company did not have any cash equivalents on hand at December 31, 2008 and 2007.

[2] Summary of Significant Accounting Policies [Continued]

Accounts Receivable – Accounts receivable is generated from sales of fine jewelry to retail outlets throughout the United States. At December 31, 2008 and 2007, accounts receivable were substantially comprised of balances due from retailers.

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible.  The Company determines the adequacy of this allowance by regularly reviewing the composition of its accounts receivable aging and evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic circumstance.  As of December 31, 2008, an allowance for doubtful accounts of $80,407 has been provided. No allowance was deemed necessary at December 31, 2007.

Inventories - Inventory consists primarily of finished goods and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

In June 2007, the Company recorded an inventory adjustment of approximately $284,000 to more appropriately value amounts on hand at the lower of cost or market.  The inventory adjustment was prompted by the refinement of cost and quantity on hand data attributable to the conversion of the Company's books and records to new accounting software in early 2007.  Subsequent to implementation of the new accounting system, cost and quantity on hand data was refined as the Company discovered product data was not properly defined for importing into the new accounting module.  These data conversion complications were attributable to product information not established on a more disaggregated basis for proper recognition by the accounting module.  In other words, products offered with varying metal and stone qualities were not enumerated as needed, resulting in erroneous price averaging or improper quantities on hand, as product counts were not performed prior to data conversion.

As management's sophistication for use of the accounting software increased, these discrepancies were discovered and corrected through greater specification of the product type in the accounting module and revision of unit costs by comparing to original purchasing documents or physical count of on hand quantities.  These corrective efforts prompted the aforementioned inventory adjustment which is reflected in the Cost of Sales caption of the Statements of Operations.

Concentrations of Credit Risk – Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  The Company, from time to time, maintains balances in financial institutions beyond the insured amounts.  At December 31, 2008 and 2007, the Company had no cash balances beyond the federally insured amounts.

Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographical areas.  As is characteristic of the Company's

[2] Summary of Significant Accounting Policies [Continued]

business and of the jewelry industry generally, the Company extends its customers seasonal credit terms. The carrying amount of receivables approximates fair value. The Company routinely assesses the financial strength of its customers and believes its credit risk exposure on accounts receivable is limited. Based on management’s review of accounts receivable, an allowance for doubtful accounts has been recorded for the year ending December 31, 2008.  No allowance for doubtful accounts has been deemed necessary for year ending December 31, 2007.  The Company does not require collateral to support these financial instruments.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over estimated useful lives ranging from five (5) to seven (7) years.

Expenditures for repairs and maintenance are charged to expense as incurred whereas expenditures for renewals and improvements that extend the useful life of the assets are capitalized.  Upon the sale or retirement, the cost and the related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported within the Statements of Operations in the period of disposal.

Long-Lived Assets - In accordance with Statement of Financial Accounting Standards ["SFAS"] No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets exceed their fair value as determined by an estimate of undiscounted future cash flows.

Losses on assets held for disposal are recognized when management has approved and committed to a plan to dispose of the assets, and the assets are available for disposal.

Fair Value of Financial Instruments - Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.  In assessing the fair value of these financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at that time.  For certain instruments, including the cash overdraft, accounts receivable, accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturity.  The fair value of property and equipment is estimated to approximate their net book value.  The fair value of debt obligations as recorded approximates their fair values due to the variable rate of interest associated with these underlying obligations.

Investments in Unconsolidated Affiliates - Investments in unconsolidated affiliates, in which the Company owns less than 20% or otherwise does not exercise significant influence, are stated at cost.  At December 31, 2008 and 2007, the Company had an investment in which the Company

[2] Summary of Significant Accounting Policies [Continued]

owned less than 1% interest in an unconsolidated affiliate and therefore the investment is carried at cost.

Share-Based Compensation - The Company does not currently sponsor stock option plans or restricted stock awards plans.  However, on January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment" using the modified prospective method. SFAS No. 123(R) requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

Under the modified prospective  method of adopting SFAS No. 123(R), the Company recognized compensation cost for all share-based payments granted after January 1, 2006, plus any awards granted to employees prior to January 1, 2006 that remain unvested at that time. Under this method of adoption, no restatement of prior periods is made.

The Company applies the fair value provisions of SFAS No. 123(R), to issuances of non-employee equity instruments at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Advertising and Promotional Costs - Advertising and promotional costs are expensed as incurred and are recorded as part of Selling Expenses in the Statement of Operations.  The total cost for the years ended December 31, 2008 and 2007 was approximately $46,000 and $151,000, respectively.

During the year, the Company prepays costs associated with trade shows which, are recorded as Prepaid Expenses in the Balance Sheet and are charged to the Statement of Operations upon the trade shows being conducted.  At December 31, 2008 and 2007, approximately $39,000 and $49,000, respectively of prepaid trade show expenses have been recorded.

Income Taxes - The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes."  Under the asset and liability method of SFAS 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

On January 1, 2007, we adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which provides a financial

[2] Summary of Significant Accounting Policies [Continued]

statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return.  Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.  The adoption of FIN 48 did not have a material impact on our financial statements.

Basic and Diluted Loss Per Share - Basic earnings per share includes no dilution and is computed by dividing earnings  available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could occur through the effect of common shares issuable upon the exercise of stock options, warrants and convertible securities.  At December 31, 2008 and 2007, 575,000 and 425,000 potential common shares issuable under Class A purchase warrants have not been included in the computation of diluted loss per share since the effect would be anti-dilutive.  These Class A purchase warrants may have a dilutive effect in future periods. .

[3] Recently Issued Accounting Standards

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" (SFAS 141(R)), which replaces SFAS No. 141, "Business Combinations." SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS 141(R) may have on our financial statements and believe it could have a significant impact if business combinations are consummated.  However, the effect of which is indeterminable as of December 31, 2008.

[3] Recently Issued Accounting Standards [Continued]

In December 2007, the FASB issued Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51." This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51's consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating this new statement and anticipate that the statement will not have a significant impact on the reporting of our results of operations.

In March 2008, the FASB issued FASB Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities."  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company is currently evaluating the impact of adopting SFAS No. 161 on its financial statements.

[4] Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows:

	December 31,	December 31,
	2008	2007

Selling Equipment	$ 56,000	$ 56,000
Office and Equipment	242,271	242,271
Leasehold Improvements	7,781	7,781
Furniture and Fixtures	18,487	18,487

Total – At Cost	324,539	324,539
Less: Accumulated Depreciation and Amortization	163,556	101,824

Property and Equipment - Net	$ 160,983	$ 222,715

Depreciation and amortization expense for the years ended December 31, 2008 and 2007 was approximately $62,000 and $55,000, respectively.

[5] Notes Payable

	December 31,	December 31,
	2008	2007

Notes payable due in equal monthly installments, over 36 months, maturing through May 2009 at interest rates of 7.25%. The notes are collateralized by the assets of the Company.	$ 20,965	$ 70,833

Notes payable due in equal monthly installments, over 60 months, maturing through May 2011 at interest rates of 7.60%. The notes are collateralized by the assets of the Company.	158,320	216,422

Total	179,285	287,255
Less: Current Maturities Included in Current Liabilities	82,015	110,088

Total Long-Term Portion of Debt	$ 97,270	$ 177,167

Maturities of long-term debt are as follows:

Years ended
December 31,
2009	$ 82,015
2010	67,529
2011	29,741

Total	$ 179,285

[6] Bank Lines of Credit

During 2007, the Company refinanced its existing credit facilities and notes payable with various other financial institutions.  A summary of these credit facilities is as follows:

	December 31,	December 31,
	2008	2007

Credit Line of $700,000, minimum payment of interest only
is due monthly at the bank's prime rate plus .75%. At
December 31, 2008 and 2007, the interest rate was 4.00% and 8.00%, respectively.
The Credit Line renews annually in May 2009 and is collateralized by the assets of the Company.
	$ 699,999	$ 699,999

Credit Line of $55,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At December 31, 2008 and 2007, the interest rate was 4.00% and 8.00%, respectively. The Credit Line renews annually in July 2009 and is collateralized by the assets of the Company.	45,793	48,293

Various unsecured Credit Cards of $178,700 and $250,000, minimum payment of principal and interest are due monthly at the credit card's annual interest rate. At December 31, 2008 and 2007, the interest rates ranged from 4.74% to 13.99% and 8.24% to 29.49%, respectively.	164,657	105,329

Total Bank Lines of Credit	$ 910,449	$ 853,621
The Company's CEO and majority shareholder also serves as a guarantor of the Company's debt.

The Company had approximately $9,000 and $7,000 available under the various credit facilities (not including credit cards) at December 31, 2008 and 2007, respectively.

[7] Equipment Held Under Capital Leases

The Company's equipment held under the capital lease obligations as of December 31, 2008 and  2007 is summarized as follows:

	December 31,	December 31,
	2008	2007

Showroom Equipment	$ 96,000	$ 96,000
Less: Accumulated Amortization	35,733	16,533

Equipment Held under Capitalized Lease Obligations - Net	$ 60,267	$ 79,467

[7] Equipment Held Under Capital Leases [Continued]

Amortization related to the equipment held under capital leases for the years ended December 31, 2008 and 2007 was approximately $19,000 and $17,000, respectively.

As of December 31, 2008 the future minimum lease payments under the capital leases are as follows:

2009	$26,432
2010	26,432
2011	18,451

Total	71,315
Less: Amount Representing Imputed Interest	8,821

Present Value of Net Minimum Capital Lease Payments	62,494
Less: Current Portion of Capitalized Lease Obligations	23,402

Non Current Portion of Capitalized Lease Obligations	$ 39,092

Interest expense related to capital leases for the years ended December 31, 2008 and 2007 was approximately $7,000 and $4,000, respectively.

[8] Income Taxes

The income tax [benefit] provision is as follows:

	Year Ended
	December 31,
	2008	2007
Current:
Federal	$ -	$ -
State	3,353	2,117

Totals	3,353	2,117

Deferred:
Federal	(78,672)	(222,506)
State	(13,814)	(111,253)

Totals	(92,486)	(333,759)

Totals	$(89,133)	$(331,642)

[8] Income Taxes [Continued]

Deferred income tax assets [liabilities] are as follows:

	December 31,	December 31,
	2008	2007

Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$ 590,514	$ 301,900
Allowance for Doubtful Accounts	32,115	--
Allowance for Sales Returns	52,862	--
Differences in Income Tax to Financial Reporting Accounting Method	--	88,316
Totals	675,491	390,216

Deferred Income Tax Liabilities:
Property and Equipment Differences in Income Tax to Financial Reporting Accounting Method	$ (25,546) --	$ (14,388) (468,312)
Election to Change from Cash to Accrual Basis of Income Tax Accounting	(374,879)	--
Totals	(400,425)	(482,700)
Gross Deferred Tax Asset [Liability]	275,066	(92,484)

Valuation Allowance for Deferred Taxes	(275,066)	--
Net Deferred Tax Asset [Liability]	$ --	$ (92,484)

Reconciliation of the Federal statutory income tax rate to the effective income tax rate is as follows:

	2008	2007

U.S. statutory rate	(34%)	(34%)
State income taxes – net of federal benefit	6%	6%
Change in valuation allowance and other	21%	6%
Effective rate	(7%)	(22%)

Effective with the 2008 tax year, management voluntarily elected a change in its method of tax accounting to the accrual basis as required by Section 481 of the Internal Revenue Code (the "IRC").  In management's opinion, based on provisions of the IRC, a voluntary election to the accrual basis of tax reporting should not subject the Company to tax examinations for previous years that income tax returns have been filed and prompt an uncertain tax position in accordance with the Financial Accounting Standards Board Interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes.  As a result, no contingent liability has been recorded for the anticipated change in tax reporting.  Further, the resulting tax liability from the change in tax accounting method will be reduced by operating losses previously incurred.

[8] Income Taxes [Continued]

At December 31, 2008, the Company had approximately $1,482,000 of federal net operating tax loss carryforwards expiring at various dates through 2028.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company's ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.

[9] Stockholders' Equity

Articles of Incorporation Amendment and Stock Split - The Company's Certificate of Incorporation, as amended, authorizes the issuance of up to 25,000,000 shares of common stock at a par value of $.001 per share.  Over the course of 2007, the Company's Board of Directors ratified two forward stock splits. The first stock split, for 1.725 to 1 and the second for 10,000 to 1.

This resulted in common stock outstanding increasing from 1,000 to 17,250,000 which were all owned by the Company's founder and CEO. The per share data for all periods presented has been retroactively adjusted due to each of the stock splits.

Subsequent to the forward stock splits, the Company's founder and CEO transferred a total of 2,250,000 shares to the Company's President and an Advisory Panel member.  Upon resignation of the Company’s President and Advisory Panel Member in late 2007, the Company cancelled 2,200,000 of the shares previously issued to those individuals along with, 5,000,000 shares held by the CEO and principal stockholder.  These shares were cancelled in February 2008.

The share and per share data for all periods presented has been retroactively adjusted to reflect the stock splits.

Private Placement Offering - During the second quarter of 2007, the Company conducted a private placement offering (the "Offering") of its common stock to Accredited Investors in accordance with SEC regulations.  The offering was up to 40 units at $25,000 per unit or $1,000,000 in total.  Each unit was composed of 25,000 shares of common stock and 25,000 "Class A" common stock purchase warrants to purchase additional shares at $1.50 per share.

Through the aforementioned period, the Company issued 17 units or 425,000 shares resulting in total cash proceeds of $425,000.  Through December 31, 2008, no "Class A" purchase warrants were exercised by the investors.

[9] Stockholders' Equity (Continued)

Debt Conversions - In April 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 100,000 shares of common stock at $1 per share to a vendor as full satisfaction for accounts payable previously due and future services to be rendered.  Of the total $100,000 of common stock issued, $55,000 was to satisfy previous account payable balances and $45,000 was issued as consideration for future services to be rendered and is reflected in the Deferred Compensation caption of the stockholders' equity section of the Balance Sheet, of which approximately $14,000 and $31,000, respectively was expensed in 2008 and 2007. The shares have a one year restriction from sale or offering.

In June 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 150,000 shares of common stock at a fair market value of $1 per share to a vendor as full satisfaction of an accounts payable balance of $150,000.  The shares have a one year restriction from sale or offering and the Agreement allows for the vendor to purchase for a period of 60 months from the date of closing of this Agreement 150,000 shares of common stock under "Class A" purchase warrants at $1.50 per share.  Through December 31, 2008, no "Class A" purchase warrants were exercised by the vendor.

Of the total 250,000 shares issued in connection with debt conversions and future services to be rendered, 205,000 shares of common stock valued at $1 per share or $205,000 were in full satisfaction of prior debts outstanding while, 45,000 shares of common stock valued at $1 or $45,000 were issued in connection with future services to be rendered.  As of December 31, 2007, approximately $14,000 of Deferred Compensation remained unamortized in connection with the 45,000 shares previously issued.  At December 31, 2008, the balance was fully amortized.

Restricted Share Issuances - During 2007, the Board of Directors ratified issuance of 50,000 restricted shares of common stock to the Company's CEO, also serving as a director, as compensation for services rendered through December 31, 2007.  The Board of Directors also ratified issuance of a total of 100,000 restricted shares of common stock to two of the Company's Advisory Panel Members as compensation for services rendered from January through December of 2007.

For the year ended December 31, 2007, the Company valued their shares based on recent stock transaction, and recorded $150,000 of stock based compensation expense which is reflected as part of General and Administrative expenses in the Statement of Operations.

In January 2008, two Advisory Panel members and a Board of Director member received restricted common stock for services to be rendered throughout 2008.  The two Advisory Panel members received 50,000 and 100,000 shares, respectively, with a fair value of $1.00 per share or $150,000 while the Board of Director member received 50,000 shares with a fair value of $1.00 per share or $50,000.  For the year ended December 31, 2008, $200,000 was charged to the Statement of Operations as Share-based Compensation expense.

[9] Stockholders' Equity (Continued)

Also in January 2008, the Company issued 117,500 shares of restricted common stock with a fair value of $1.00 per share or $117,500 to employees.  Shares issued in connection with the Board of Director consent, were dispersed ratably over the first two quarters of 2008 as authorized in the consent.

Additionally, in January and February 2008, the Company sold 600 shares of common stock at $1.00 per share to individual investees.

Finally, in February 2008, certain stockholders of the Company with significant ownership, cancelled shares they owned for no consideration.  The share cancellation totaled 7,200,000 of shares previously outstanding.

For the year ended December 31, 2008, the Company issued to its SEC counsel, 450,000 shares of restricted common stock with a fair value of $1.00 per share or $450,000 for services previously rendered in connection with the effective filing of Form S-1 with the SEC.

[10] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company's cash flow needs.  At December 31, 2008 and 2007, $394,532 and $90,289, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 4.99% at December 31, 2008.  No terms for repayment have been established.  As a result, the amount is classified as a Current Liability.

In 2007, the Company hired an information technology company to provide consultation and technical support related to certain software applications and technology infrastructure.  The information technology company is also a shareholder of the Company with a total ownership interest of less than 1%.  During 2007, common stock issued to this information technology company in connection with services rendered or, to be performed in future periods totaled $100,000 or 100,000 shares of common stock with a fair value of $1 per share. Of the total, $45,000 related to future services and was recorded as deferred compensation.  See “Debt Conversions” Note 9.

[11] Commitment and Contingencies

Operating Leases - The Company leases certain office and manufacturing facilities and equipment. The lease agreements, which expire at various dates through 2011, are subject, in many cases, to renewal options and provide for the payment of taxes, and operating costs, such as insurance and maintenance.  Certain leases contain escalation clauses resulting from the pass-through of increases in operating costs and property taxes.  All these leases are classified as operating leases.

[11] Commitment and Contingencies [Continued]

Aggregate minimum annual rental payments under non-cancelable operating leases are as follows:

Years ended
December 31,
2009	$ 21,400
2010	14,800
2011	600

Total	$ 36,800

Rent expense for the Company's operating leases for the years ended December 31, 2008 and 2007 was approximately $23,000 and $26,000, respectively.

Litigation - The Company, in the normal course of business, is involved in certain legal matters for which it carries insurance, subject to certain exclusions and deductibles.  As of December 31, 2008 and through the date of issuance of these financial statements, there was no asserted or unasserted litigation, claims or assessments warranting recognition and/or disclosure in the financial statements.

[12] Subsequent Events

In January 2009, the Company issued to its SEC counsel 100,000 shares of restricted common stock with a fair value of $1.00 per share for services previously rendered in connection with the effective filing of Form 15c-211 and submittal to FINRA through a market maker, which was completed in January 2009.

In February 2009, the Company issued to its CEO 50,000 shares of restricted common stock with a fair value of $1.00 per share for services as a Board of Directors member throughout 2009.

In February 2009, the Company issued to its SEC counsel 20,000 shares of restricted common stock with a fair value of $1.00 per share for legal services to be provided regarding the Company’s SEC filings for the 2009 reporting year.